United States

Securities and Exchange Commission

Washington, D. C. 20549

Amendment No. 1 to

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement	[ ].	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
[ ]	Definitive Proxy Statement	[ ].	Definitive Additional Material
[ ]	Soliciting Material Pursuant to Section 240.14a-12

Your Event, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑. No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐. Fee paid previously with preliminary materials.

☐. Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

Your Event, Inc.

1601 Pacific Coast Highway Suite 250

Hermosa Beach, CA 90254

Phone: 310-698-0728

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [date], 2016

To the Stockholders of Your Event:

Please take notice that a Special Meeting of Stockholders (the “Special Meeting”) of Your Event, Inc., a Nevada corporation (the “Company”), will be held on [date], 2016 at 11:00 a.m. Pacific Daylight Time, at the Company’s corporate offices, located at 1601 Pacific Coast Highway Suite 250, Hermosa Beach, CA 90254, for the shareholders to vote on the following proposals:

1.	To divest the Your Event operating company from the publicly traded company, where the two companies will continue as separate operated companies.

2.	Authorize the Board of Directors to effectuate a reverse stock split of not less than 1-for-10 and not greater than 1-for-20, with the exact ratio and effective date of the Stock Split to be determined by the Board of Directors, if the Board decides to take such action.

A proxy statement attached to this notice describes these matters in more detail. The Board of Directors has fixed the close of business on [date], 2016 as the record date and only holders of record of the Company’s common stock as of the close of business [date], 20162015 are entitled to receive this notice and to vote at this Special Meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors

/s/______________________

Takahito Yasuki

Chief Executive Officer

Hermosa Beach, CA 90254

Date: [date], 2016

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

Your Event, Inc.

1601 Pacific Coast Highway Suite 250

Hermosa Beach, CA 90254

Phone: 310-698-0728

PROXY STATEMENT

Date, Time and Place of Meeting

The enclosed proxy is solicited on behalf of the Board of Directors of Your Event, a Nevada corporation (the “Company”), will be held on [date], 2016 at 11:00 a.m. Pacific Daylight Time, at the Company’s corporate offices, located at 1601 Pacific Coast Highway Suite 250, Hermosa Beach, CA 90254 for the purposes set forth in the notice attached to this proxy statement. This proxy statement and accompanying proxy card are first being mailed to you on or about [date], 2016.

Shareholders Vote on the Following Proposals

1.	To divest the Your Event operating company from the publicly traded company, where the two companies will continue as separate operated companies.

2.	Authorize the Board of Directors to effectuate a reverse stock split of not less than 1-for-10 and not greater than 1-for-20, with the exact ratio and effective date of the Stock Split to be determined by the Board of Directors.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, Quorum and Voting

You can vote your shares of common stock if our records show that you owned your shares on [date], 2016, the record date. At the close of business on the record date, 24,243,835 shares of common stock were issued and outstanding. Shares of common stock are entitled to vote at the Special Meeting. Each share of common stock outstanding as of the record date is entitled to one vote.

You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

Votes cast by proxy or in person at the Special Meeting will be tabulated by Thomas C. Cook, Esq., corporate counsel. He will also determine whether a quorum is present. In the event of any abstentions or broker non-votes with respect to any proposal coming before the Special Meeting, the proxy will be counted as present for purposes of determining the existence of a quorum.

Abstentions and broker non-votes typically will not be counted for purposes of approving any of the matters to be acted upon at the Special Meeting. A broker non-vote generally occurs when a broker or nominee who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter. Therefore, abstentions and broker non-votes generally have no effect under Nevada law with respect to the election of directors or other matters requiring the approval of only a majority of the shares of Common Stock present and voting at the meeting.

Business may be transacted at the Special Meeting if a quorum is present. A quorum is present at the Special Meeting if holders of a majority of the shares of common stock entitled to vote are present in person or by proxy at the Special Meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (a “broker non-vote”), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

It is important that your proxy be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy in the enclosed envelope.

Solicitations and Voting of Proxies

When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Special Meeting in accordance with the instructions of the stockholders. If not otherwise instructed, the shares represented by each valid returned Proxy in the form accompanying this Proxy will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the stockholders for approval, and at the discretion of the proxy holders, upon such other business as may properly come before the Special Meeting (including any proposal to adjourn the Special Meeting) and any adjournment thereof. The matters described in this Proxy Statement are the only matters we know will be voted on at the Special Meeting. If other matters are properly presented at the Special Meeting, the proxyholders will vote your shares in accordance with the recommendations of management.

Please follow the instructions on the enclosed Proxy card to vote on each proposal to be considered at the Special Meeting. If you sign and date the Proxy card and mail it back to us in the enclosed envelope, the proxyholders named on the Proxy card will vote your shares as you instruct. If you sign and return the Proxy card but do not vote on a proposal, the proxyholders will vote your shares “for” such proposal or, in the case of the election of directors, vote “for” election to the Board of Directors of all the nominees presented by the Board of Directors.

Revocability of Proxies

Any person signing a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Special Meeting or at the Special Meeting prior to the vote pursuant to the Proxy. A Proxy may be revoked (i) by a writing delivered to the Secretary of the Company stating that the Proxy is revoked, (ii) by a subsequent Proxy that is signed by the person who signed the earlier Proxy and is presented at the Special Meeting, or (iii) by attendance at the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a Proxy). Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Special Meeting, the stockholder must bring to the Special Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares. Any written notice of revocation or subsequent Proxy should be delivered to Your Event, Inc., 1601 Pacific Coast Highway Suite 250, Hermosa Beach, CA 90254, or hand-delivered to the Secretary of Your Event at or before the taking of the vote at the Special Meeting.

DISSENTERS - RIGHTS OF APPRAISALS

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposals.

Expenses of Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to you. We will reimburse our transfer agent for its out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. We estimate that all of the foregoing costs will approximate $500. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. We will not pay our employees additional compensation for contacting you.

VOTE REQUIRED FOR PROPOSAL NO. 1

Divest the Your Event operating company from the publicly traded company

On or about June 4, 2013, Your Event, Inc., entered into an Exclusive Distribution Agreement with Sanrio Inc. This Distribution Agreement assigned to Your Event the exclusive wholesaler and distributor of Hello Kitty and Major League Baseball co-branded products jointly planned by Your Event and MLB. Sales of such products are limited to the following retail channels:

a)      Retail stores on the premise of "MLB" ballparks;

b)      Retail stores owned by and directly controlled by MLB;

c)      Online stores directly operated by MLB

Since entering into an Exclusive Distribution Agreement, the management of Your Event has been doing their best to obtain distribution, market and sell product. Unfortunately, their expenses have exceeded revenues. It is now a burden for the operating company to remain fully reporting and publicly traded and continue to pay for the required legal and audit expenses. It is for this reason, management desires to divest the operating entity from the publicly traded company, whereby the operating entity becomes the "private operating entity."

Your Event, Inc.

Selected Financial Data

	Balance Sheets	August 31, 2015 (Unaudited)	August 31, 2014 (Audited)
	ASSETS
Current assets:
	Cash	$ 99,921	$ 121,842
	Prepaid expense	3,293	3,293
	Accounts receivable	36,234	314,914
	Inventory	1,397,985	1,582,694
	Advance payment	-	190
	Deposits	-	3,792
	Total current assets	1,537,433	2,026,725
Fixed assets:
Intangible	asset	6,907	3,571
	Furniture and equipment, net	143,369	48,554
	Total fixed assets	150,276	52,125
TOTAL ASSETS		$1,687,709	$2,154,465
	LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
	Accounts payable and accrued liabilities	2,327,361	$ 2,185,741
	Loan payable	27,656	12,656
	Loan payable-related party	960,000	1,000,000
	Interest payable	8,469	8,469
	Total current liabilities	3,320,486	3,206,866

Long-term liabilities:
	Loan payable	8,438	8,438
	Total long-term liabilities	8,438	8,438
	Total liabilities	3,328,924	3,215,304

Your Event, Inc.

Selected Financial Data

Statement of Operations	For the year ended August 31, 2015 (Unaudited)	For the year ended August 31, 2014 (Audited)
Revenue	$ 577,341	$ 1,290,972
Cost of goods sold	300,217	783,414
Gross profit	277,124	507,558

Expenses:
Accounting fees	35,192	51,580
Advertising	13,046	140,361
Bad debt expense	99,668	-
General and administrative	1,171,110	1,845,414
General and administrative - related party	-	116,605
Total operating expenses	1,319,016	2,153,960

Other income and expenses:
Foreign exchange gain/(loss)	1,284	(2,314)
Interest income/(expense)	(10,993)	(9,120)
Other Income	38,964
(Loss) on investment	-	-
Total other expenses	29,255	(11,434)

Net (Loss)	$ (1,071,147)	$ (1,657,836)

Weighted average number of common
shares outstanding- basic	23,986,301	23,986,301

Net loss per share	$ (0.04)	$ (0.07)

Management has entered into a non-binding Letter of Intent with Klab Entertainment, Inc. (See attached Appendix A.)

As a condition of this non-binding Letter of Intent the divestiture requires Your Event shareholder approval that the operating company will transfer all of its assets and liabilities to Klab Entertainment, (hereinafter referred to as "KLAB") a 100% owned subsidiary of Klab, Inc., a company listed on the 1st section of the Tokyo Stock Exchange. Upon shareholder approval, KLAB has agreed to accept the assets and debt of Your Event in exchange for the the transfer of the Hello Kitty business unit with Major League Baseball ("MLB"). KLAB has tentatively agreed to accept and fulfill YEVN's MLB contract and Sanrio's corresponding Hello Kitty Distribution Agreement.

The Your Event assets consists of its contract to sell Hello Kitty products with the MLB, Hello Kitty Inventory valued at approximately $1,400,000, accounts receivables of approximately $36,000 and debt consisting of accounts payable and accrued liabilities of approximately $2,400,000. Sanrio has preliminarily indicated that they would accept the transfer to KLAB, as their unpaid inventory of approximately $1,400,000, owed by Your Event, would be paid by KLAB at a faster rate than Your Event could pay off the inventory. Additionally, the MLB has preliminary approved the KLAB as an assignee of the existing MLB license agreement with YEVN.

The remaining debt of approximately $980,000, on YEVN's books is owed to C-Five Management and Aiki Kobayashi. This debt will not be part of the KLAB transaction. Both C-Five Management and Aiki Kobayashi have been asked and they agreed to exchange their YEVN debt in exchanged for approximately 40,000,000 shares of Your Event. C-Five Mangement currenly owns 1,520,000 common shares (or 6.5% of the issued and outstanding shares), and Aiki Kobayashi currenlty owns 1,350,000 common shares (or 5.8% of the issued and outstanding shares) of YEVN. Following this debt/share exchange, C-Five Management would own 31,520,000 common shares (or 49.1% of the issued and outstanding shares) and Aiki Kobayashi would own 11,350,000 common shares (or 17.7% of the issued and outstanding shares) in Your Event. With the exchange of approximately $980,000 of debt for 40,000,000 shares, this would result in a change of control of Your Event, as there are currently 24,243,835 shares of common stock issued and outstanding. The exchange of debt for common stock will only take place if the acquisition by KLAB is approved by shareholders.

Following the transaction Your Event and KLAB will operate independently of each other. KLAB intends to hire Takahito Yasuki, the current CEO of Your Event, on its management team as part of this proposed transaction. Upon consummation of the divestiture, Mr. Yasuki will resign as officer and director from Your Event.

This will leave the publicly traded company with no assets nor liabilities. It would be a trading inactive corporation. Mr. Noboru Okuda, currently the Secretary of Your Event, would become the sole officer of the publicly traded entity and seek a merger candidate for the publicly traded company. Mr. Okuda would maintain the trading status of Your Event, until such time as he would be able to find an operating business to be acquired. The private operating entity would continue to operate as a private corporation.

Vote Required

The holders of Common Stock of the Company are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date. As there is no cumulative voting, each stockholder shall cast all of his/her votes whether to divest the operating company from the publicly traded company based on the terms outlined above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") recommends that the stockholders vote “For” and solicits proxies in favor of divesting the operating entity from the publicly traded entity (Item 1 on the enclosed Proxy card).

VOTE REQUIRED FOR PROPOSAL NO. 2

AUTHORIZATION OF REVERSE SPLIT THE COMPANY'S COMMON STOCK

The Board of Directors of the Company are requesting shareholder authorization to give the Board approval to effectuate a reverse stock split of not less than 1-for-10 and not greater than 1-for-20, with the exact ratio and effective date of the Stock Split to be determined by the Board of Directors. The Board may decided not to reverse the stock, but requests authority to do so, if the Board decides that the reverse split would be in the best interests of the Company.

Our board of directors believes the reverse stock split may be necessary to increase the effective marketability of its common stock to enhance the liquidity of the common stock so that the Company can better access capital markets.

Effects: The Stock Split will provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock without reducing the number of shares of available but unissued common stock, which will also have the effect of increasing the number of authorized but unissued shares of common stock. If a 1-for-10 reverse stock split is effectuated, each ten shares of the presently issued and outstanding common stock on the effective date of the Stock Split will convert into one share of the post-Stock Split common stock. If a 1-for-20 reverse stock split is effectuated, each one twenty shares of the presently issued and outstanding common stock on the effective date of the Stock Split will convert into one share of the post-reverse stock split common stock. The Stock Split will affect all common stockholders uniformly and will have no impact on the par value. The Reverse Stock Split would reduce the number of outstanding shares of our common stock.

The Board of Directors has indicated that fractional shares will not be issued. Instead, Your Event would issue one full share of the post-Stock Split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each stockholder will hold the same percentage of the outstanding common stock immediately following the Stock Split as that stockholder did immediately prior to the Stock Split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of common stock for any purpose other than upon conversion of currently outstanding securities, if the security holders should request conversion.

Further, the Board of Directors do not intend to proceed with the reverse stock split at this time, if the shareholders do not approve the the sale or transfer of assets/liabilities to KLAB.

The Board of Directors believes a reverse split may facilitate future financings by the Company. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock will provide the Company with additional authorized but unissued shares which could be utilized for future acquisitions or to otherwise raise funds to help build the Company's business objectives. The Company has no pre-arrangement to issue shares at this time.

The board of directors of Your Event may authorize, without further shareholder approval, the issuance of such shares of common stock or preferred stock to such persons, for such consideration, and upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of then existing shareholders.

The issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of Your Event through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, these proposed changes, include the reverse stock split will have on the Company's common stock. The Company’s stock is trading on the OTC-BB stock exchange, under the stock symbol: YEVN.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board recommends that the stockholders vote “For” and solicits proxies in favor of authorizing a reverse stock split, if the Board needs to do so. (Item 2 on the enclosed Proxy card).

Security Ownership of Certain Beneficial Owners and Management

The following table presents information, to the best of our knowledge, about the ownership of our common stock on January 14, 2016 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officer and sole director. The percentage of beneficial ownership for the following table is based on 24,243,835 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60-days after January 16, 2016 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the U. S. Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of the Company's common stock. With the exception of Infinity Holdings, Inc., we do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Beneficial Owner and Position	Title of Class	Amount and Nature Of Beneficial Ownership	Percent Of Class(1)
June Tsukamoto (2) Chairperson	Common	3,800,000	16.3%
Takahito Yasuki CEO/CFO/Director	Common	0	0%
Noboru Okuda(3) Secretary/Director	Common	1,520,000	6.5%
Eizaburo "Acey" Kohrogi Executive Vice President(4)	Common	See Note Below(4)	- %
Keiichi Tsukamoto (5) Director	Common	See Note Below(5)	-%
Kioko Tsukamoto Director		600,000	2.6%

Aiki Kobayashi(6) Director	Common	1,350,000	5.8%

Fumio Sebata External Director	Common	1,500,000	6.5%
Yasuo Matsuo External Director	Common	1,000,000	4.3%
Yoshiharu Uchida(7)
Shareholder	Common	5,868,993	25.2%
Billion Sino (Asia) Ltd. (8) Shareholder	Common	2,651,007	11.2%
Tooru Sugino(9) Shareholder	Common	2,000,000	8.6%

Directors and Officers as a Group
(9 Persons)	Common	9,770,000	42.0%

1)	Percent of Class is based on 24,243,835 common shares issued and outstanding.
2)	The number of shares does not include 600,000 common shares owned by Junko Top, the daughter of June Tsukamoto. Note, Kioko Tsukamoto, is the daughter of June Tsukamoto.
3)	Noboru Okuda, is President of C-Five Management, that beneficially owns 1,520,000 shares of Your Event.
4)	Eizaburo "Acey" Kohrogi, as Executive Vice President, Mr. Kohrogi has an employment agreement that allows his to purchase up to 1,500,000 shares at $0.20 per share on or before December 15, 2015. He has yet to purchase any shares.
5)	Keiichi Tsukamoto is the husband of June Tsukamoto and father of Kioko Tsukamoto, both of whom are Board members. Mr. Tsukamoto is entitled to receive 1,500,000 million common shares, which he will receive via a stock option.
6)	Aiki Kobayashi is an owner of Million Win Investments, a former Your Event shareholder, before they transferred their shares to their affiliated company Billion Sino that owns 1,651,007, shares not included in Mr. Kobayashi ownership numbers.
7)	Yoshiharu Uchida, 2-26-25 Kasuga-cho Nerima-Ward, Tokyo, Japan.
8)	Billion Sino, Room 503 S/F Silvercloud Tower 2, 30 Canton Road, Tsimshatsu, Kowloon, Hong Kong, China. Choi Sio Man, CEO of Billion Sino is beneficial owner who has the ultimate voting control over the shares held this entity.
9)	Tooru Sugino, 2-8-13-306 Minami Kasai Edgawa-Ku, Tokyo 134-0085 Japan

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

PROXY SOLICITATION

The Company will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock. The Company will bear the expenses of calling and holding the Special Meeting and the soliciting of proxies therefor.

The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

Other Matters

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Special Meeting. If any other business should come before the Special Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report from us directly, please contact us by writing to our Chief Financial Officer, Takahito Yasuki, at, our principal executive offices or calling him at (310) 698-0728.

Availability of Proxy Materials

We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended August 31, 2014 (the “Annual Report”), including the financial statements and financial statement schedules included therein. All such requests should be directed to our Corporate Chief Financial Officer, Takahito Yasuki, at our principal executive offices.

EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND
THE SPECIAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

By Order of the Board of Directors

Takahito Yasuki

Chief Executive Officer

[date], 2016

Appendix A

IMAGE OMITTEDNON-BINDING LETTER OF INTENT

THIS NON-BINDING LETTER OF INTENT is made this 8 day of September, 2015 by and between, Your Event, Inc., (hereinafter referred to as "YEVN") a fully reporting Nevada corporation, and KLab Entertainment Inc., (including its subsidiaries, collectively hereinafter referred to as "KLAB") a 100% owned subsidiary of KLab Inc., a company listed on the 1st section of the Tokyo Stock Exchange, (collectively referred to herein as the "Parties").

WHEREAS, the Parties desire to enter into an agreement where the YEVN Hello Kitty business unit with Major League Baseball ("MLB") is transferred to KLAB.

WHEREAS, YEVN is desirous to assign and KLAB is desirous to accept and fulfill YEVN's MLB contract and Sanrio's corresponding Hello Kitty Distribution Agreement.

h

WHEREAS, YEVN is desirous to assign and KLAB is desirous to accept and be responsible for the YEVN's Hello Kitty inventory.

WHEREAS, KLAB intends to assume the YEVN debt specified by an agreement between KLAB and YEVN, with the exception of any debt owed to C-Five Management and Aiki Kobayashi.

WHEREAS, KLAB intends to hire Takahito Yasuki on its management team as part of this proposed transaction, where his compensation package will be negotiated in good faith and fair dealing.

WITNESS, that in consideration of the foregoing, this Letter of Intent is to set forth certain nonbinding understandings and certain agreements between the Parties.

The following paragraphs reflect our mutual understandings as of this date, but are not intended to, and do not constitute a complete statement or a legally binding or enforceable, which will occur upon execution of definitive agreements.

Upon execution of this Letter of Intent by the Parties, the following lettered paragraphs shall constitute the agreement of the Parties in recognition of the costs to be borne by the Parties in pursuing this transaction and further in consideration of their mutual understandings:

A.       Following mutual discussions, Klab Entertainment enters into a formal agreement with YEVN to accept assignment of YEVN's MLB contract, the Sanrio Distribution Agreement, pending approval of MLB and Sanrio.

B.     Following mutual discussions, KLAB enters into a formal agreement with YEVN to assume the YEVN debt specified by an agreement between KLAB and YEVN, which includes but is not limited to the outstanding and unpaid Sanrio Hello Kitty inventory, this debt transfer specifically does not include any debt owed to C-Five Management and Aiki Kobayashi.

C.        IMAGE OMITTEDFollowing mutual discussions, KLAB negotiates an employment agreement with Takahito Yasuki to join their management team. Upon acceptance of this employment agreement Mr. Takahito Yasuki will resign his position(s) from YEVN.

D.       After this Letter of Intent is executed by both Parties, YEVN will be required to obtain Board of Directors' and shareholder approval before formal agreements concerning the salient points of this Letter of Intent can be executed.

E.      The Parties will cooperate with one another and proceed as promptly as is reasonable practicable to prepare and file the necessary consents and approvals and to endeavor to comply with all other legal and contractual requirements.

F.         Unless otherwise stated, each Party will be solely responsible for and bear all of its own respective expenses including, without limitation, expenses for legal counsel, accountants and other advisors, incurred at any time in connection with pursuing or consummating the agreement and the transactions contemplated thereby.

G.       Any party hereto may terminate this Letter of Intent and thereafter except as otherwise contemplated herein the Agreement is not signed on or before thirty (30) days after the date upon which this Letter of Intent has been executed, if such terminating party is not in breach of any of the binding provisions hereby.

H.       Any claim coming from or relating to this Letter of Intent shall be sealed by arbitration, under the rules of the American Arbitration Association with the arbitration to be held in State of Nevada upon an arbitration decision may be entered in any court otherwise having jurisdiction.

This document may be extended in more counterparts. Each of which shall be considered an original document, but all of which together shall be considered one and the instrument.

IMAGE OMITTEDIN WITNESS HEREOF, the parties have duly executed this Letter of Intent as of the date written herewith.

Your Event, Inc.

1601 Pacific Coast Highway Suite 250, Hermosa Beach, CA,USA

/s/ Takahito Yasuki

Takahito Yasuki

Chief Executive Officer

KLab Entertainment Inc.

6-10-1 Roppongi Minato-ku, Tokyo 1066122, Japan

/s/ Tetsuya Sanada

Name: Tetsuya Sanda

Title: Representative Director

YOUR EVENT, INC.

SPECIAL MEETING OF SHAREHOLDERS

[DATE], 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

DETACH AND RETURN THIS PORTION ONLY TO:
Your Event, Inc., 1601 Pacific Coast Highway, Suite 250, Hermosa Beach, CA 90254

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK

THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED

Your Event, Inc.
		For	Against	Abstain

Vote on Proposals
The Board of Directors recommends you vote FOR the following proposals:

1.	Divest the operating company from	☐	☐	☐
the publicly traded company
2	Authorize the Board of Directors to perform a reverse stock split	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.

Signature	Date	Signature (Joint Owners)		Date
[PLEASE SIGN WITHIN BOX]

Printed Name of Shareholder		Printed Name of Joint Owner (if applicable)